                                            AMENDED AND RESTATED
                           AMENDED DISTRIBUTION AND SERVICE PLAN AND AGREEMENT

                                                        With

                                  OppenheimerFunds Distributor, Inc.

                                        For Class B Shares of

                                Oppenheimer International Bond Fund

     This Amended and Restated  DISTRIBUTION AND SERVICE PLAN AND AGREEMENT (the
"Plan")  dated  the  28th  day of  October,  2005,  by and  between  Oppenheimer
International Bond Fund (the "Fund") and OppenheimerFunds Distributor, Inc. (the
"Distributor").

     1. The Plan. This Plan is the Fund's written  distribution and service plan for Class B shares of the Fund (the "Shares"),  contemplated by Rule 12b-1 as it may be amended from time to time (the "Rule") under the  Investment  Company Act of 1940  (the  "1940  Act"),  pursuant  to which the Fund  will  compensate  the
Distributor for its services in connection with the distribution of Shares,  and the personal  service and  maintenance of shareholder  accounts that hold Shares
("Accounts").  The Fund may act as  distributor of securities of which it is the issuer, pursuant to the Rule, according to the terms of this Plan. The terms and provisions of this Plan shall be interpreted and defined in a manner  consistent with the  provisions  and  definitions  contained in (i) the 1940 Act,  (ii) the
Rule,  (iii)  Rule 2830 of the  Conduct  Rules of the  National  Association  of
Securities Dealers,  Inc., or any amendment or successor to such rule (the "NASD
Conduct    Rules")   and   (iv)   any    conditions    pertaining    either   to
distribution-related  expenses or to a plan of distribution to which the Fund is subject under any order on which the Fund relies, issued at any time by the U.S.
Securities and Exchange Commission ("SEC").

     2.  Definitions.  As used in this Plan, the following  terms shall have the following meanings:

     (a)  "Recipient"  shall mean any broker,  dealer,  bank or other  person or entity which: (i) has rendered  assistance  (whether direct,  administrative  or both) in the  distribution  of Shares  or has  provided  administrative  support services  with  respect  to  Shares  held by  Customers  (defined  below) of the
Recipient;  (ii) shall furnish the Distributor (on behalf of the Fund) with such information as the Distributor shall reasonably request to answer such questions as may arise  concerning the sale of Shares;  and (iii) has been selected by the
Distributor to receive payments under the Plan.

     (b)  "Independent  Trustees"  shall mean the members of the Fund's Board of
Trustees  who are not  "interested  persons" (as defined in the 1940 Act) of the
Fund and who have no direct or indirect  financial  interest in the operation of this Plan or in any agreement relating to this Plan.

     (c) "Customers"  shall mean such brokerage or other customers or investment advisory  or other  clients of a  Recipient,  and/or  accounts  as to which such
Recipient  provides  administrative  support services or is a custodian or other fiduciary.

     (d) "Qualified Holdings" shall mean, as to any Recipient,  all Shares owned beneficially  or of record  by:  (i) such  Recipient,  or (ii) such  Recipient's
Customers,  but in no event shall any such  Shares be deemed  owned by more than one  Recipient for purposes of this Plan. In the event that more than one person or entity would  otherwise  qualify as  Recipients  as to the same  Shares,  the
Recipient which is the dealer of record on the Fund's books as determined by the
Distributor shall be deemed the Recipient as to such Shares for purposes of this
Plan.

     3.  Payments  for  Distribution   Assistance  and  Administrative   Support
Services.

     (a) Payments to the  Distributor.  In consideration of the payments made by the Fund to the  Distributor  under this Plan,  the  Distributor  shall  provide administrative  support  services and  distribution  assistance  services to the
Fund. Such services include distribution  assistance and administrative  support services  rendered in connection  with Shares  acquired (1) by purchase,  (2) in exchange  for shares of another  investment  company  for which the  Distributor serves  as  distributor  or  subdistributor,  or  (3)  pursuant  to  a  plan  of reorganization  to which  the Fund is a party.  If the Board  believes  that the
Distributor  may  not  be  rendering  appropriate   distribution  assistance  or
administrative  support services in connection with the sale of Shares, then the
Distributor, at the request of the Board, shall provide the Board with a written report  or other  information  to  verify  that  the  Distributor  is  providing appropriate  services in this regard. For such services,  the Fund will make the following payments to the Distributor:

     (i)  Administrative  Support Services Fees.  Within forty-five (45) days of the end of each calendar  quarter,  the Fund will make payments in the aggregate amount of 0.0625% (0.25% on an annual basis) of the average during the period of the  aggregate  net asset  value of the Shares  computed as of the close of each business day (the "Service  Fee").  Such Service Fee payments  received from the
Fund will  compensate  the  Distributor  for  providing  administrative  support services  with  respect to  Accounts.  The  administrative  support  services in connection  with  Accounts  may  include,  but  shall  not be  limited  to,  the administrative  support  services  that a Recipient  may render as  described in
Section 3(b)(ii) below.

     (ii) Distribution  Assistance Fees (Asset-Based  Sales Charge).  Within ten
(10) days of the end of each month, the Fund will make payments in the aggregate amount of 0.0625%  (0.75% on an annual basis) of the average during the month of the  aggregate  net  asset  value of  Shares  computed  as of the  close of each business day (the "Asset-Based  Sales Charge")  outstanding for no more than six years (the "Maximum Holding  Period").  Such  Asset-Based  Sales Charge payments
received  from  the  Fund  will   compensate  the   Distributor   for  providing
distribution assistance in connection with the sale of Shares.

     The distribution assistance to be rendered by the Distributor in connection with the Shares may  include,  but shall not be limited to, the  following:  (i)
paying sales commissions to any broker,  dealer,  bank or other person or entity that sells Shares, and/or paying such persons "Advance Service Fee Payments" (as defined  below) in  advance  of,  and/or in  amounts  greater  than,  the amount provided for in Section 3(b) of this Agreement;  (ii) paying compensation to and expenses of personnel of the Distributor  who support  distribution of Shares by
Recipients;  (iii) obtaining  financing or providing such financing from its own resources,  or from an affiliate,  for the interest and other borrowing costs of the  Distributor's  unreimbursed  expenses  incurred in  rendering  distribution assistance  and  administrative  support  services to the Fund;  and (iv) paying other direct distribution costs, including without limitation the costs of sales
literature,   advertising  and  prospectuses   (other  than  those  prospectuses
furnished to current  holders of the Fund's shares  ("Shareholders"))  and state
"blue sky" registration expenses.

     (b) Payments to Recipients. The Distributor is authorized under the Plan to pay  Recipients  (1)  distribution  assistance  fees for rendering  distribution assistance  in  connection  with the sale of Shares  and/or (2) service fees for rendering administrative support services with respect to Accounts.  However, no such  payments  shall be made to any  Recipient  for any  period  in  which  its
Qualified  Holdings  do not  equal or  exceed,  at the end of such  period,  the minimum amount ("Minimum Qualified Holdings"), if any, that may be set from time to time by a majority of the Independent Trustees.  All fee payments made by the
Distributor  hereunder  are  subject  to  reduction  or  chargeback  so that the aggregate  service fee payments  and Advance  Service Fee Payments do not exceed the limits on payments to  Recipients  that are, or may be,  imposed by the NASD
Conduct Rules. The Distributor may make Plan payments to any "affiliated person"
(as  defined  in the 1940  Act) of the  Distributor  if such  affiliated  person qualifies as a Recipient or retain such payments if the Distributor qualifies as a Recipient.

     (i) Service Fee. In  consideration of the  administrative  support services provided by a Recipient, the Distributor shall make service fee payments to that
Recipient  quarterly  or at such other  interval  as deemed  appropriate  by the
Distributor,  within forty-five (45) days of the end of each calendar quarter or other period,  at a rate not to exceed 0.0625% (0.25% on an annual basis) of the average  during the period of the aggregate net asset value of Shares,  computed as of the close of each  business day,  constituting  Qualified  Holdings  owned beneficially or of record the Recipient or by its Customers for a period of more than the minimum period (the "Minimum Holding Period"),  if any, that may be set from time to time by a majority of the Independent Trustees.

     Alternatively,  the Distributor may, at its sole option, make the following service fee payments to any Recipient, within forty-five (45) days of the end of each calendar  quarter or at such other  interval as deemed  appropriate  by the
Distributor: (i) "Advance Service Fee Payments" at a rate not to exceed 0.25% of the average  during the calendar  quarter or other period of the  aggregate  net asset  value of Shares,  computed  as of the close of  business  on the day such
Shares are sold,  constituting Qualified Holdings,  sold by the Recipient during that  period  and owned  beneficially  or of record by the  Recipient  or by its
Customers, plus (ii) service fee payments at a rate not to exceed 0.0625% (0.25%
on an annual basis) of the average  during the period of the aggregate net asset value of Shares,  computed as of the close of each  business  day,  constituting
Qualified  Holdings owned  beneficially  or of record by the Recipient or by its
Customers  for a period  of more  than one (1) year.  In the  event  Shares  are redeemed less than one year after the date such Shares were sold,  the Recipient is obligated to and will repay the  Distributor  on demand a pro rata portion of such Advance  Service Fee  Payments,  based on the ratio of the time such Shares were held to one (1) year.

     The  administrative  support  services  to be  rendered  by  Recipients  in connection  with the  Accounts  may  include,  but shall not be limited  to, the following:  answering  routine inquiries  concerning the Fund,  assisting in the establishment  and  maintenance  of  accounts  or  sub-accounts  in the Fund and processing Share redemption transactions, making the Fund's investment plans and dividend  payment options  available,  and providing such other  information and services  in  connection  with the  rendering  of personal  services  and/or the maintenance of Accounts, as the Distributor or the Fund may reasonably request.

     (ii) Distribution  Assistance Fees: (Asset-Based Sales Charge) Payments. In
its sole discretion and irrespective of whichever  alternative  method of making service fee payments to Recipients is selected by the  Distributor,  in addition the  Distributor  may make  distribution  service  fee  payments  to a Recipient quarterly,  or at such other interval as deemed  appropriate by the Distributor, within  forty-five  (45) days  after the end of each  calendar  quarter or other period,  at a rate not to  exceed  0.1875%  (0.75%  on an  annual  basis) of the average during the period of the aggregate net asset value of shares computed as of the  close  of  each  business  day  constituting  Qualified  Holdings  owned beneficially or of record by the Recipient or its Customers for no more than six years and for any  minimum  period  that the  Distributor  may  establish.  Such payments shall be made only to Recipients  that are registered with the SEC as a broker-dealer or are exempt from registration.

     The distribution  assistance to be rendered by the Recipients in connection with the sale of Shares may include, but shall not be limited to, the following:
distributing  sales  literature and  prospectuses  other than those furnished to current Shareholders, providing compensation to and expenses of personnel of the
Recipient who support the distribution of Shares by the Recipient, and providing such other  information  and services in  connection  with the  distribution  of
Shares as the Distributor or the Fund may reasonably request.

     (c) A majority of the Independent  Trustees may at any time or from time to time increase or decrease the rate of fees to be paid to the  Distributor  or to any  Recipient,  but not to exceed the rates set forth above,  and/or direct the
Distributor to increase or decrease (the "Maximum Holding Period"),  any Minimum
Holding Period or any Minimum Qualified  Holdings.  The Distributor shall notify all Recipients of any Minimum  Qualified  Holdings,  Maximum  Holding Period and
Minimum  Holding  Period,  if any, that are established and the rate of payments hereunder  applicable  to  Recipients,  and shall  provide each  Recipient  with written  notice  within  thirty (30) days after any change in these  provisions.
Inclusion of such provisions or a change in such provisions in a revised current prospectus shall constitute sufficient notice.

     (d) The Service Fee and the Asset-Based  Sales Charge on Shares are subject to reduction or elimination under the limits to which the Distributor is, or may become, subject under of the NASD Conduct Rules.

     (e)  Under  the  Plan,   payments  may  be  made  to  Recipients:   (i)  by
OppenheimerFunds, Inc. ("OFI") from its own resources (which may include profits derived  from  the  advisory  fee it  receives  from the  Fund),  or (ii) by the
Distributor  (a subsidiary of OFI),  from its own  resources,  from  Asset-Based
Sales Charge payments or from the proceeds of its borrowings.

     (f)   Recipients  are  intended  to  have  certain  rights  as  third-party beneficiaries  under this Plan,  subject to the  limitations set forth below. It may be  presumed  that a  Recipient  has  provided  distribution  assistance  or administrative  support services qualifying for payment under the Plan if it has
Qualified  Holdings of Shares that entitle it to payments under the Plan. In the event that  either the  Distributor  or the Board  should have reason to believe that,  notwithstanding the level of Qualified  Holdings,  a Recipient may not be rendering  appropriate  distribution  assistance in connection  with the sale of
Shares or administrative support services for Accounts, then the Distributor, at the request of the Board shall require the Recipient to provide a written report or other  information  to verify that said  Recipient is  providing  appropriate distribution  assistance  and/or services in this regard.  If the Distributor or the Board of Trustees  still is not satisfied  after the receipt of such report, either may take the  appropriate  steps to terminate the  Recipient's  status as such  under  the  Plan,  whereupon  such  Recipient's  rights  as a  third-party beneficiary  hereunder shall terminate.  Additionally,  in their  discretion,  a majority of the Fund's  Independent  Trustees at any time may remove any broker, dealer, bank or other person or entity as a Recipient,  where upon such person's or  entity's  rights  as  a  third-party  beneficiary  hereof  shall  terminate.
Notwithstanding any other provision of this Plan, this Plan does not obligate or in any way make the Fund liable to make any payment  whatsoever to any person or entity other than directly to the Distributor.

     4. Selection and Nomination of Trustees.  While this Plan is in effect, the selection  and  nomination  of  persons to be  Trustees  of the Fund who are not
"interested persons" of the Fund  ("Disinterested  Trustees") shall be committed to the discretion of the incumbent Disinterested Trustees.  Nothing herein shall prevent the incumbent  Disinterested  Trustees from  soliciting the views or the involvement  of others in such  selection  or  nominations  as long as the final decision on any such  selection and  nomination is approved by a majority of the incumbent Disinterested Trustees.

     5. Reports.  While this Plan is in effect,  the Treasurer of the Fund shall provide written reports to the Fund's Board for its review,  detailing  services rendered in connection with the  distribution  of the Shares,  the amount of all payments  made under this Plan and the purpose for which the payments were made.
The reports shall be provided quarterly,  and shall state whether all provisions of Section 3 of this Plan have been complied with.

     6.  Related  Agreements.  Any  agreement  related  to this Plan shall be in writing and shall  provide  that:  (i) such  agreement  may be terminated at any time, without payment of any penalty, by a vote of a majority of the Independent
Trustees  or by a vote of the  holders of a  "majority"  (as defined in the 1940
Act) of the Fund's  outstanding  Class B voting  shares;  (ii) such  termination shall be on not more than sixty days'  written  notice to any other party to the agreement;  (iii) such agreement shall  automatically  terminate in the event of its "assignment" (as defined in the 1940 Act); (iv) such agreement shall go into effect when approved by a vote of the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such agreement;  and (v)
such agreement shall,  unless terminated as herein provided,  continue in effect from year to year only so long as such  continuance is specifically  approved at least  annually  by a vote of the Board  and its  Independent  Trustees  cast in person at a meeting called for the purpose of voting on such continuance.

     7. Effectiveness, Continuation, Termination and Amendment. This Amended and
Restated  Plan has been  approved  by a vote of the  Board  and its  Independent
Trustees and replaces the Fund's prior Distribution and Service Plan for Class B shares.  Unless terminated as hereinafter  provided, it shall continue in effect thereafter from year to year or as the Board may otherwise determine but only so long as such continuance is specifically approved at least annually by a vote of the Board and its  Independent  Trustees cast in person at a meeting  called for the purpose of voting on such continuance.

     This Plan may note be amended to increase materially the amount of payments to be made under this Plan,  without approval of the Class B Shareholders in the manner described  above, and all material  amendments must be approved by a vote of the Board and of the Independent Trustees.

     This  Plan  may be  terminated  at any  time by vote of a  majority  of the
Independent  Trustees or by the vote of the holders of a "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  Class B voting shares. In the event of such  termination,  the Board and its  Independent  Trustees shall  determine whether the  Distributor  shall be entitled to payment from the Fund of all or a portion of the Service  Fee and/or the  Asset-Based  Sales  Charge in respect of
Shares sold prior to the effective date of such termination.

     8.  Disclaimer  of  Shareholder  and  Trustee  Liability.  The  Distributor
understands  that the  obligations  of the fund under this Plan are not  binding upon any Trustee or shareholder of the Fund  personally,  but bind only the Fund and the Fund's  property.  The Distributor  represents that it has notice of the provisions of the Declaration of Trust of the Fund  disclaiming  shareholder and
Trustee liability for acts or obligations of the Fund.

                                         Oppenheimer International Bond Fund

                                         By: /s/ Robert G. Zack
                                             Robert G. Zack, Vice President and
                                                Secretary

                                         OppenheimerFunds Distributor, Inc.

                                         By: /s/ James H. Ruff
                                             James H. Ruff, President